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              American Century Capital Portfolios, Inc.
              Exhibit 77O


Fund          Issuer                                            Ticker        Principal Amount (US$) Amount Purchased (US$)
MIDVALUE      Allied World Assurance Co Holdings LTD            AWH            $ 299,200,000        $   1,506,472.00
NTMIDVAL      Allied World Assurance Co Holdings LTD            AWH            $ 299,200,000        $     164,050.00

Fund          Issuer                                             Trade Date     Price                      Underwriter
MIDVALUE      Allied World Assurance Co Holdings LTD             7/11/2006      $34.0000                     GSCO
NTMIDVAL      Allied World Assurance Co Holdings LTD             7/11/2006      $34.0000                     GSCO

Fund          Issuer                                            Underwriting Spread Currency        Underwriting Spread (US$)
MIDVALUE      Allied World Assurance Co Holdings LTD                  6.750%          USD                         $2.295
NTMIDVAL      Allied World Assurance Co Holdings LTD                  6.750%          USD                         $2.295
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